Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS SECOND QUARTER 2015 RESULTS

Net sales up 13% year over year, 10% sequentially

Adjusted net income of $2,165,000 or $0.19 per diluted common share, which excludes warrant revaluation and transaction costs

Net income of $4,921,000 or $0.18 per diluted common share

Wood Dale, IL – August 5, 2015 - Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Results

Net sales for the second quarter of 2015 were $94,629,000, an increase of 13% from $83,378,000 in the second quarter of 2014. The sales increase was driven in part by continued growth in the Company’s material handling and aftermarket parts sales. Also contributing to net sales in the period was revenue of approximately $5.9 million from Powertrain Integration, LLC, acquired on May 19, 2015 and approximately $2.9 million from Buck’s Engines, LP., acquired on March 18, 2015.

Operating income of $4,475,000 compares to $5,893,000 in the second quarter of 2014 and represents a sequential increase of 10% from $4,070,000 in the first quarter of 2015. Operating margin of 4.7% in the current quarter compares to 7.1% in the comparable prior year period and 4.7% in the first quarter of 2015.

Operating expense in the second quarter of 2015 includes transaction costs of approximately $247,000 ($148,000 after tax or $0.01 per diluted common share) incurred in connection with the acquisitions made during the quarter. Excluding transaction costs related to acquisitions, operating margin was 5.0% in both the second quarter and first quarter of 2015. Operating expense in the second quarter of 2014 did not include any transaction costs.

Other (income) expense for the second quarter of 2015 includes non-cash income of $2,904,000 resulting from a decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement.

Net income for the second quarter of 2015, which includes the warrant revaluation adjustment and transaction costs, was $4,921,000, or $0.18 per diluted common share. This compares to net income of $3,883,000 or $0.34 per diluted common share for the second quarter of 2014, which included a warrant revaluation adjustment and contingent consideration revaluation.

Net income for the second quarter of 2015, adjusted to remove the warrant revaluation impact and transaction costs, was $2,165,000, or $0.19 per diluted common share. This compares to adjusted net income for the second quarter of 2014 of $3,439,000, or $0.31 per diluted common share, which has been adjusted to remove the warrant revaluation impact and contingent consideration revaluation.

Summary of Diluted EPS Attributable to Common Stockholders “Adjusted” removes the Q2 2015 impact of transaction costs and the Q2 2014 impact of contingent consideration revaluation
	Q2 2015	Q2 2014
Diluted EPS	$0.18	$0.34
Adjusted diluted EPS	$0.19	$0.31
Diluted shares	11,160,464	11,153,155
Adjusted diluted shares	11,160,464	11,153,155

“We delivered solid revenue and profit while integrating three acquisitions and battling headwinds in oil and gas, one of our core markets,” said Gary Winemaster, Chairman and Chief Executive Officer. “We closed the Powertrain Integration acquisition in May, which is strategically important to us. As a result, we now have strong relationships with two major truck OEMs, and are designed in with two of the three major school bus manufacturers. We believe we are now well ahead of our competitors in pursuing the medium duty truck market, both here in the US and overseas.”

Third Quarter and Full Year 2015 Outlook

The Company now expects third quarter 2015 revenue to be in the range of $110 million to $130 million, and fourth quarter revenue to be in the range of $140 million to $160 million. The reduced full year guidance reflects challenging conditions in the oil and gas end market, a delay in one new heavy duty program, and a slower than expected recovery at the 3PI subsidiary.

The Company cautions that its 2015 outlook reflects its current assessment of a number of factors, including, but not limited to, the timing of new products, the Company’s ability to integrate new acquisitions, oil and gas pricing and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss the financial results and outlook on a conference call scheduled for today, August 5, at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 690-2879 and reference passcode 5081586. Those calling from outside the U.S. should dial +1 (913) 312-1513 and reference the same passcode 5081586. A telephone replay will be available approximately two hours after the call concludes through August 12, 2015 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, with passcode 5081586.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the 8.8 liter engine aimed at the industrial and on-road markets, including medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Acquired in April 2014, Professional Power Products (3PI) is a leading designer and manufacturer of large, custom engineered integrated electrical power generation systems serving the global diesel and natural gas power generation market. 3PI specializes in power generation systems for both standby and prime power applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of the Company about its prospects and opportunities, including expectations for sales as set forth under “Third Quarter and Full Year 2015 Outlook.” These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 and 4.3 liter engines, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new products; the Company’s ability to integrate recent acquisitions into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of recent acquisitions are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of recent acquisitions); volatility in oil and gas prices; changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income to Adjusted Net Income
(Dollar amounts in thousands)
	Three months ended June 30, 2015	Three months ended June 30, 2014
Net income	$4,921	$3,883
Non-cash (income) expense from warrant revaluation	(2,904)	(99)
Non-cash (income) expense from contingent consideration revaluation, net of tax	—	(345)
Transaction costs, net of tax	148	—
Adjusted net income	$2,165	$3,439

Reconciliation of Diluted EPS to Adjusted Diluted EPS
	Three months ended June 30, 2015	Three months ended June 30, 2014
Earnings per diluted common share	$0.18	$0.34
Non-cash (income) expense from warrant revaluation	—	—
Non-cash (income) expense from contingent consideration revaluation, net of tax	—	(0.03)
Transaction costs, net of tax	0.01	—
Adjusted earnings per diluted common share	$0.19	$0.31

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove transaction costs incurred in association with the acquisitions the Company made in the second quarter of 2015 and an adjustment to remove contingent consideration revaluation incurred in the second quarter of 2014 in association with the Company’s acquisition of 3PI. The Company believes that these costs are not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

The Blueshirt Group

Gary T. Dvorchak, CFA

Managing Director

+1 (323) 240-5796

gary@blueshirtgroup.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	June 30, 2015	December 31, 2014
ASSETS
Current assets
Cash	$6,122	$6,561
Accounts receivable, net	85,199	81,740
Inventories, net	121,566	93,903
Prepaid expenses and other current assets	6,849	4,801
Deferred income taxes	3,998	3,998

Total current assets	223,734	191,003
Property, plant & equipment, net	24,153	20,892
Intangible assets, net	35,023	21,392
Goodwill	41,086	23,546
Other noncurrent assets	7,677	5,804

TOTAL ASSETS	$331,673	$262,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$40,709	$60,877
Income taxes payable	—	779
Accrued compensation and benefits	4,456	5,983
Current maturities of long-term debt	—	1,667
Other accrued liabilities	16,568	6,742

Total current liabilities	61,733	76,048
Long-term obligations
Revolving line of credit	105,169	78,030
Deferred income taxes	3,241	3,241
Private placement warrants	11,491	11,036
Long-term debt, less current maturities, net	53,567	2,361
Other noncurrent liabilities	1,489	1,122

TOTAL LIABILITIES	236,690	171,838

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at June 30, 2015 and December 31, 2014.	—	—

Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,578,789 and 11,562,209 shares at June 30, 2015 and December 31, 2014, respectively. Outstanding: 10,747,864 and 10,731,284 shares at June 30, 2015 and December 31, 2014, respectively.	12	12
Additional paid-in-capital	74,678	73,959
Retained earnings	24,543	21,078
Treasury stock, at cost, 830,925 shares at June 30, 2015 and December 31, 2014.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	94,983	90,799

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$331,673	$262,637

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Net sales	$94,629	$83,378	$180,768	$150,113
Cost of sales	77,255	67,982	146,937	122,787

Gross profit	17,374	15,396	33,831	27,326
Operating expenses:
Research & development and engineering	6,243	3,745	11,411	7,343
Selling and service	2,796	2,338	5,546	4,165
General and administrative	3,860	3,420	8,329	6,404

Total operating expenses	12,899	9,503	25,286	17,912

Operating income	4,475	5,893	8,545	9,414
Other (income) expense:
Interest expense	1,123	381	1,612	480
Private placement warrant (income) expense	(2,904)	(99)	710	(332)
Contingent consideration	—	(574)	—	(574)
Other expense, net	50	52	89	75

Total other (income) expense	(1,731)	(240)	2,411	(351)

Income before income taxes	6,206	6,133	6,134	9,765
Income tax provision	1,285	2,250	2,669	3,508

Net income	$4,921	$3,883	$3,465	$6,257

Weighted-average common shares outstanding:
Basic	10,802,338	10,627,913	10,799,697	10,585,187
Diluted	11,160,464	11,153,155	10,928,128	11,103,875

Earnings per common share:
Basic	$0.46	$0.37	$0.32	$0.59
Diluted	$0.18	$0.34	$0.32	$0.53

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Six months ended June 30, 2015	Six months ended June 30, 2014
Cash flows from operating activities
Net income	$3,465	$6,257
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	1,825	1,110
Amortization	2,029	575
Deferred income taxes	—	229
Non-cash interest expense	156	38
Share-based compensation expense	577	663
Increase (decrease) in accounts receivable allowances	235	(270)
Increase in inventory reserves	581	434
Inventory step up to fair value	223	482
Increase (decrease) in valuation of private placement warrants liability	710	(332)
Decrease in valuation of contingent consideration liability	—	(574)
Loss on investment in joint venture	89	100
Loss on disposal of assets	88	60
(Increase) decrease in operating assets, net of effects of business combinations:
Accounts receivable	1,401	(9,310)
Inventories	(17,863)	(18,455)
Prepaid expenses and other assets	(2,889)	(3,686)
Increase (decrease) in operating liabilities, net of effects of business combinations:
Accounts payable	(27,466)	11,104
Accrued compensation and benefits and other accrued liabilities	(995)	(2,191)
Income taxes payable	(779)	(27)
Other noncurrent liabilities	367	(351)

Net cash used in operating activities	(38,246)	(14,144)

Cash flows from investing activities
Purchases of property, plant and equipment	(3,447)	(2,415)
Acquisitions, net of cash acquired	(34,227)	(44,122)
Investment in joint venture	(1,000)	(350)

Net cash used in investing activities	(38,674)	(46,887)

Cash flows from financing activities
Advances from revolving line of credit - noncurrent obligation	76,468	58,049
Repayments of revolving line of credit - noncurrent obligation	(49,329)	(5,900)
Proceeds from long-term debt	55,000	5,000
Payments on long-term debt	(4,028)	(139)
Proceeds from exercise of private placement warrants	65	1,425
Excess tax benefit from exercise of share-based awards	111	2,462
Payment of withholding taxes from net settlement of share-based awards	(289)	(340)
Cash paid for financing and transaction fees	(1,517)	(126)

Net cash provided by financing activities	76,481	60,431

Decrease in cash	(439)	(600)
Cash at beginning of period	6,561	6,306

Cash at end of period	$6,122	$5,706